FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                Essex Corporation
             (Exact name of registrant as specified in its charter)

        Virginia                                                 54-0846569
   (State of incorporation                                    (I.R.S. Employer
   or organization)                                        Identification No.)

   9150 Guilford Road, Columbia, Maryland                                21046
   (Address of principal executive offices)                         (Zip Code)

        Securities to be registered pursuant to Section 12(b) of the Act:

           Title of each class                  Name of each exchange on which
           to be so registered                  each class is to be registered

         Common Stock, no par value                  American Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

          Securities Act registration statement file number to which this form relates: __________(if applicable)

          Securities to be registered pursuant to Section 12(g) of the Act:


                                      NONE
                      ------------------------------------
                                (Title of class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration of the Common Stock of Essex Corporation, a Virginia corporation (the "Company").

         The Company's authorized capital stock consists of 25,000,000 shares of Common Stock, [8,920,547] of which were outstanding as of June 3, 2003, and 1,000,000 shares of Preferred Stock, none of which were outstanding as of June 3, 2003.

         Holders of Common Stock are entitled to (i) receive ratable dividends from funds legally available for distribution when, as and if declared by the Board of Directors; (ii) share ratably in all of the Company's assets available for distribution upon liquidation or winding up of the Company; and (iii) one vote for each share held of record on each matter submitted to a vote of stockholders. Each holder of Common Stock is entitled to receive notice of and to attend all meetings of shareholders of the Company. The Common Stock does not have cumulative voting, pre-emptive, purchase or conversion rights. There are no sinking fund provisions in relation to the Common Stock and shares of Common Stock are not liable to further calls or to assessment by the Company. Provisions as to the modifications, amendments or variations of such rights or such provisions are contained in the Virginia Stock Corporation Act.

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ITEM 2. EXHIBITS.

         3.1- Articles of Incorporation (1)

         3.1.1 - Articles of Amendment (2)

         3.2-By-Laws, as amended (3)

         4.1-Specimen of Common Stock Certificate (4)

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1. Filed as Exhibit 3(i) to Registrant's Registration Statement on Form SB-2
   filed October 17, 1994, Registration No.  33-82920.
2. Filed as Exhibit 99 to Registrant's Form 8-K dated September 20, 2000.
3. Filed as Exhibit 3(ii) to Registrant's Registration Statement on Form SB-2 filed October 17, 1994, Registration No. 33-82920.
4. Filed as Exhibit to Registrant's Registration Statement on Form SB-2 filed October 17, 1994, Registration No. 33-82920.

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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                   ESSEX CORPORATION

                                   By: /S/ LEONARD E. MOODISPAW
                                       -------------------------
                                       Leonard E. Moodispaw
                                       President and Chief Executive Officers
                                   Date:  June 3, 2003
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